                             SURREY INC. EXHIBIT 1.1

                             UNDERWRITING AGREEMENT



                                         As of ________________. 1997



Stuart, Coleman & Co., Inc.
11 West 42nd Street
New York, New York 10036

Gentlemen:

                  SURREY, INC., a Texas corporation (the "Company"), with offices at 13110 Trails End Road, Leander, Texas 78641 confirms its agreement with you the representative of the several underwriters (the "Representative" or "Stuart, Coleman") as follows:


                                    SECTION 1

                            Description of Securities

                  The Company's authorized and outstanding capitalization when the public offering of the securities contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement and all amendments thereto and Prospectus included therein (hereinafter defined). The Company proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 625,000 units (the "Units"). Each Unit consists of two (2) shares of the common stock of the Company, no par value (the "Common Stock"), and one (1) five (5) year redeemable common stock purchase warrant (the "Warrant") to purchase one (1) share of Common Stock at a price of $4.80. The price per Unit is $8.10. The Warrant is severable and will be separately traded at the option of the Representative. The Warrant will be exercisable at any time during the five (5) year term of the Warrant (the "Warrant Exercise Period"). The Warrant will be callable by the Company at a price of $.01 per Warrant, upon thirty (30) days prior written notice, commencing one (1) year after the Closing Date and terminating at the end of the Warrant Exercise Period, at any time the Common Stock trades at a price over $5.00 for twenty (20) consecutive trading days. The Company also proposes to issue and sell to the Representative, at the sole option of the Representative, not more than an additional 93,750 Units (the "Over-Allotment Units"). The Units and the Over-Allotment Units are hereinafter collectively referred to as the Units.

                  The Company also proposes to sell to the Representative on the date the offering closes (the "Closing Date") for $.0005 each, a maximum of 71,875 Warrants to purchase 71,875 Units, as provided in subsection 4.02 hereof (the "Representative's Warrants").

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                                    SECTION 2

                  Representations and Warranties of the Company

                  The Company represents and warrants to the Representative as follows, and acknowledges and confirms that the Representative is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement notwithstanding any investigation made by the Representative on its behalf:


                  2.01. Registration Statement and Prospectus. A Registration Statement on Form SB-2 (File No. ) (the "Registration Statement") with respect to the Units, including a preliminary form of Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Representative, has or have heretofore been filed.

                  As used in this Agreement, the term "Registration Statement" refers to and means said "Registration Statement" on Form SB-2 and all amendments thereto, including the Prospectus and all exhibits and financial statements. The term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective as it may thereafter be supplemented; and the term "Preliminary Prospectus" refers to and means any prospectus included in said Registration Statement before it becomes effective. Unless otherwise stated herein, the terms "Effective Date" and "effective" refer to the date on which the Commission declared the Registration Statement effective pursuant to Section 8 of the Act.

                  2.02. Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Units, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the Effective Date of the Registration Statement and on the Closing Date, the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the proposed public offering of the Units, and all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration


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Statement or the Preliminary Prospectus or Prospectus in reliance upon written information furnished on behalf of the Representative specifically for use therein.

                  2.03. CUSIP Numbers. The Company has obtained CUSIP numbers for the Units, the Common Stock and the Warrants and the Company has used its best efforts to qualify the Units and the underlying Common Stock and Warrants for offering in every state reasonably designated by the Representative. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

                  2.04. Authorized Capitalization. The Company has an authorized capitalization of (i) 10,000,000 Common Shares, no par value, of which no more than 1,122,727 shall be issued and outstanding prior to the Effective Date, excluding all options, vested or non-vested, granted or to be granted by the Company prior to the Effective Date. There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. There are no securities of the Company, however characterized, held in its treasury except as described in the Registration Statement. With respect to the offer to sell, sale, offer to purchase or purchase of any of its securities, the Company has not made any intentional or reckless violations of the anti-fraud provisions of the federal securities laws, rules or regulations promulgated thereunder or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitations occurred.

                  2.05. No Sale of Securities. During the period of the offering of the Units and for one year from the Effective Date, the Company will not sell any securities other than those included in subsection 2.04, securities to be issued pursuant to the Company's stock option and benefit plans described in the Registration Statements, and Units issued upon exercise of the Representative's Warrants without the Representative's prior written consent, which will not be unreasonably withheld.

                  2.06. Power and Authority. The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Units, to execute the Representative's Warrants and to effect all other transactions contemplated by this Agreement.

                  2.07. No Other Sale. The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration Statement.

                  2.08. Approval of Amendments. The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or Exhibits thereto if the Representative and its counsel have not previously been furnished a copy, or if the Representative or its counsel have objected orally or in writing to the filing of the amendment or supplement.

                  2.09. Availability of Documents. All original documents and other information relating to the Company's affairs have been and will continue to be made

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available upon request to the Representative and to its counsel at the
Representative's office or at the office of the Representative's counsel and copies of any such documents will be furnished upon request to the Representative and to its counsel. Included within the documents made available have been at least the articles of incorporation as amended and for the last three (3) years, all minutes of all of the meetings of the incorporators, directors and shareholders, all financial statements and copies of all material contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest.

                  2.10. No Other Representations. The Company has not made any representation, whether oral or in writing, to anyone, whether an existing security holder or not, that any of the Units will be reserved for or directed to them during the proposed public offering except as set forth in the Registration Statement, Prospectus or Exhibits.

                  2.11. Rule 144. The Company has informed each shareholder if any, who acquired unregistered shares prior to the Effective Date that the shares acquired by him or her may be "restricted securities" as defined in Rule 144.

                  2.12. No Litigation. Except as disclosed in the Registration Statement and Prospectus, there is and prior to the close of the offering of the Units to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

                  2.13. Financial Statements. The financial statements of the Company, together with related schedules and notes as set forth in the Registration Statement and Prospectus will present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods concerned except as otherwise stated therein.

                  2.14. Independent Public Accountant. Ernst & Young, LLP has certified or shall certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus, and are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

                  2.15. No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date: (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or its business; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there shall not have been nor will



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there be any change in the capital stock or long or short term debt (except current payments) of the Company; and (v) the Company has not paid or declared or will not pay or declare any dividends or other distributions on its Common Stock.

                  2.16. No Defaults. Except as set forth in the Registration Statement, the Company is not in default in the performance of any material obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.

                  2.17. Incorporation and Standing. The Company is and at the Closing Date will be duly incorporated and validly existing in good standing as a corporation under the laws of Texas with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full force and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, if any, and where the failure to so qualify would have a material adverse effect on the Company.

                  2.18. Legality of Outstanding Shares. The outstanding Common Stock of the Company prior to Closing Date has been duly and validly authorized, issued and fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Act.

                  2.19. Legality of the Units and the Representative's Warrants. The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Common Stock contained in the Units and the Common Stock issuable upon the exercise of the Warrants will not be subject to the preemptive rights of any shareholder of the Company. The Representative's Warrants have been duly and validly authorized and, when sold and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof. A sufficient number of Units, as well as underlying Common Stock and Warrants, have been reserved for issuance upon exercise of the Representative's Warrants. The Units or the underlying

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Common Stock and Warrants to be issued upon exercise of the Representative's
Warrants will conform to all statements with regard thereto in the Registration Statement and Prospectus.

                  2.20. Prior Sales. No securities of the Company or an affiliate or of a predecessor of the Company have been sold within one year of the date hereof, except as described in the Registration Statement.

                  2.21. Representative's Warrants. Upon delivery of and payment for the Representative's Warrants to be sold by the Company as set forth in
Section 4.02 of this Agreement, the Representative and/or the Representative's designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever; and the Company will have, on the Effective Date of the Registration Statement, and at the time of delivery of the Representative's Warrants, full legal right and power and all authorization and approval required by law to sell, transfer and deliver the Representative's Warrants in the manner provided hereunder.

                  2.22. Exhibits. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed, except as otherwise disclosed in the Prospectus. Each material contract to which the Company is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and none of such contracts has been assigned by the Company. The Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no present intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

                  2.23. Tax Returns. Except as set forth in the Registration Statement, the Company has filed all federal, state and local tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due and all taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

                  2.24. Property. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company has good title, free and clear of all liens, encumbrances and defects, except liens of current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.

                  2.25. Key Persons. John van der Hagen, Martin van der Hagen and Mark van der Hagen will spend substantially all their time on Company business, and none of them is presently disabled or unable to fully and faithfully perform all duties, responsibilities

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and acts required to be performed in their present positions with the Company on the Effective Date.

                  All of the above representations and warranties shall survive the performance or termination of this Agreement.


                                    SECTION 3

              Representations and Warranties of the Representative

                  The Representative hereby represents and warrants to and agrees with the Company as follows:

                  3.01. Registration. The Representative is registered as a broker-dealer with the Commission, is in good standing with the New York State Division of Securities and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the Units and/or the underlying Common Stock and Warrants and is a member of the National Association of Securities Dealers, Inc. (the "NASD") and the New York Stock Exchange, Inc. (the "NYSE") and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering.

                  3.02. No Litigation. To the knowledge of the Representative, no action or proceeding is pending against the Representative or any of the several Underwriters or against any of their officers or directors concerning the Representative's activities as brokers or dealers that would affect the Company's offering of the Units.

                  3.03. Blue Sky. The Representative will offer the Units only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel indicating that the offering of the Units has been qualified for sale or is exempt from registration under the applicable state statutes and regulations.

                  3.04. Best Efforts. The Representative, in connection with the offer and sale of the Units and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Units are offered and sold; the Rules and Regulations of the Commission and the Rules and Regulations of the NASD; and knows of no acts or omissions in connection therewith which violate said laws or rules and regulations.

                  3.05. Due Incorporation. The Representative is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

                  3.06. Authority to Enter Agreement. This Agreement has been duly authorized, executed and delivered by the Representative and is a valid Agreement on the part of the Representative.


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                  3.07. No Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or by-laws of the Representative or any indenture, agreement or other instrument to which the Representative is a party or violate any order directed to the Representative of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Representative or its affiliates.

                  3.08. Finder. The Representative knows of no person who rendered any services in connection with the introduction of the Company to the Representative. No person acting by, through or under the Representative will be entitled to receive from the Representative or from the Company any finder's fees or similar payments.

                  3.09. Information for Prospectus. The written information provided by the Representative for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Underwriting" in the Prospectus.

                  3.10. Availability of Information. The Representative will, reasonably promptly after the Closing Date, supply the Company with all additional information, if any, the Company may reasonably request to be supplied to the securities commissions of such states in which the Units and the underlying Common Stock and Warrants have been qualified for sale.

                  3.11. Survival. All of the above representations and warranties shall survive the performance or termination of this Agreement.

                                    SECTION 4

                      Issue, Sale and Delivery of the Units

                  4.01.(a) Purchase, Sale and Delivery of Units. Subject to the terms and conditions herein set forth and on the basis of the representations, warranties and agreements herein contained, the Company agrees to sell to the several Underwriters and the Representative agrees on behalf of each of the several Underwriters, severally and not jointly, to purchase from the Company the number of Units totaling 625,000 Units set forth opposite the name of each Underwriter in Schedule I hereto, at a purchase price of $7.29 per Unit. The several Underwriters will release the Units for resale to the public at the price of $8.10 per Unit promptly, in the judgment of the Representative, after the Effective Date of the Registration Statement upon the terms and conditions set forth in the Registration Statement.

                  4.01.(b) The Company hereby grants to the Representative an option to purchase an over-allotment of up to 93,750 additional Units at a price of $7.29 per Unit. Said option may be exercised on or in part at any time on or before the thirtieth (30th) day after the Effective Date of the Registration Statement upon notice by the Representative to


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the Company setting forth the number of Units of the over-allotment as to which the Representative is exercising the option.

                  4.02. (a) Representative's Warrants. The Company will sell and deliver to the Representative, or the Representative's designees, at an aggregate purchase price of $.0005 per Representative's Warrant, Representative's Warrants, dated the Closing Date, substantially in the form filed as an exhibit to the Registration Statement with such changes therein, if any, as may be agreed upon by the Company and the Representative or by their respective counsel, evidencing the Representative's right to purchase up to 71,875 Units, at a price per Unit equal to 120% of the offering price of the Units and upon the terms and conditions provided in the Representative's Warrants. The Company shall not be obligated to sell and deliver the Representative's Warrants, as described above, and the Representative shall not be obligated to purchase and pay for the Representative's Warrants, except upon payment for the Units pursuant to subsection 4.03 hereof.

                  4.02. (b) The Representative's Warrants referred to in subsection 4.02.(a) above shall be valid for a term not to exceed five (5) years from the Effective Date. The Representative's Warrants shall be exercisable at any time and from time to time, in whole or in part, during the said 5 year period, but shall not be exercisable for a one year period from the Effective Date (the period during which the Representative's Warrants are exercisable is hereinafter referred to as the "Representative's Warrant Exercise Term"). The Warrants may not be sold, hypothecated, transferred or assigned until one (1) year from the Effective Date, except they may be freely and immediately (i) assigned in whole or in part to or among the officers of Stuart, Coleman & Co., Inc., (ii) assigned to broker-dealers involved directly in the Selling Group of the offering or to the officers of such broker-dealers, if any; (iii) transferred by operation of law as a result of the death of any transferee to whom the Representative's Warrants may be transferred; and (iv) transferred to any successor to the business of Stuart, Coleman & Co., Inc.

                  4.02. (c) The Company agrees and undertakes during the remainder of the Representative's Warrant Exercise Term, at its sole expense, upon the one-time written request of the Representative, to register all or a portion of the Representative's Warrants and/or the underlying securities represented by the Representative's Warrants including the cost of "Blue Sky" filing fees as set forth in the Representative's Warrant. The Company shall use its best efforts to file a Registration Statement with the Securities and Exchange Commission within forty-five (45) business days after receipt of such request.

                  4.02. (d) The Company further agrees and undertakes that if all the Representative's Warrants have not been exercised, and if the Company seeks to register any offering for its securities, during the Representative's Warrant Exercise Term, the holders of the Representative's Warrants shall be entitled to an option of choosing to have included in such proposed registration, without cost or expense to such holders, any or all of the Representative's Warrants and/or the underlying securities represented by the Representative's Warrants as set forth in the Representative's Warrant (the "Piggy-Back Rights").


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


                  4.03. Payment for the Units. Payment for the Units shall be made to the Company or its order on the Closing Date by certified or official bank check or checks, in the amount of the purchase price less the commission of the Underwriters, at the offices of the Representative set forth above in New York, New York, upon delivery to the Representative of the Certificates representing the Units in definitive form and in such numbers and in such names as the Representative requests in writing at least five full business days prior to the Closing Date.

                  4.04. Certificates. Certificates in such form as can be negotiated by the purchasers thereof (issued in such denominations and in such names as the Representative may direct the Transfer Agent to issue) for the Units, shall be made available by the Company to the Representative for review and inspection at the offices of the Transfer Agent at least two (2) full business days prior to the Closing Date.

                  4.05. Closing Date. The time and date of delivery and payment hereunder are herein called the "Closing Date" and shall take place at the office of the Representative at the address set forth at the beginning of this Agreement five (5) full business days after the Effective Date.

                  4.06. Registration of Certificates. The certificates so delivered for the Units shall be registered in the names of the participating dealers for the benefit of their customers for the number of Units purchased by each, as may be required by the Representative in the notice or in the names of individuals, if requested.

                  4.07. Expenses of Representative. The Company shall pay to the Representative the maximum sum of $174,656.25 representing 3% of the aggregate offering price (including the over-allotment) for its nonaccountable expenses (the "Nonaccountable Expenses") to defray the expenses incurred by the Representative in connection with the offering, including the costs of Representative's Counsel. The Representative acknowledges receipt of $50,000 from the Company as a portion of the Nonaccountable Expenses, which $50,000 is refundable only to the extent accountable expenses are not incurred if the offering is terminated. The balance of the Nonaccountable Expenses, payments for which are non-refundable when made, is payable only at the Closing Date.

                  The Representative shall be solely responsible for all expenses incurred by it in connection with the offering including, but not limited to, the expenses of its own counsel except as set forth in subsection
6.07 hereof.

                  4.08. Representations and Warranties. The parties hereto respectively represent that as of the Closing Date the representations and warranties herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all respects be true and correct.


                                    SECTION 5

          Registration Statement, Prospectus and Offering of the Units
                            on Behalf of the Company



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                  5.01. Delivery of Registration Statements. The Company shall deliver to the Representative, without charge, three signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Representative twenty-five conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Representative shall include signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified, or reviewed any part thereof.

                  5.02. Delivery of Preliminary Prospectus. The Company shall deliver to each Underwriter listed on Schedule I without charge, prior to the Effective Date of the Registration Statement, as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by the Commission's Rule 430 as may be required by the written request of the Representative. The Company consents to the use of such documents by the Representative and by Selected Dealers, if any, as more fully defined in subsection 5.05 below, prior to the Effective Date of the Registration Statement.

                  5.03. Delivery of Prospectus. The Company shall deliver, at its expense, as many printed copies of the Prospectus as the Representative may require to the Underwriters for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus to the Representative and the Underwriters, within three (3) business days after the Effective Date.

                  5.04. Further Amendments and Supplements. If during such period of time as in the opinion of the Representative or its counsel a Prospectus relating to this public offering is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date of the Registration Statement to amend or supplement the Prospectus to comply with the Act, the Company shall forthwith notify the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Representative and to others whose names and addresses are designated by the Representative, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which shall comply in all respects with the Act; and in the event the Representative is required to deliver a Prospectus twenty-five (25) days or more after the date of the public offering, upon request shall prepare promptly such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Act.

                  5.05. Use of Prospectus. The Company authorizes the Representative and the Underwriters in connection with the sale of the Units, and all Selected Dealers, if any, through whom any of the Units may be sold, to use the Preliminary Prospectus and the Prospectus as from time to time amended or supplemented in connection with the offering and sale of the Units and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable state "Blue Sky" or securities laws.

                  5.06. Sale of Units by Selected Dealers. The Representative may offer to Selected Dealers the opportunity to sell the Units for the account of the Company, pursuant to a form of Selling Agreement by which the Representative may allow such concession (out of its underwriting commission) as it may determine, within the limits set forth in the Registration Statement and Prospectus. All such sales of Units by Selected Dealers, if any, shall be determined in the sole discretion of the Representative.


                                    SECTION 6

                            Covenants of the Company

         The Company covenants and agrees with the Representative that:

                  6.01. Objection of Representative to Amendments or Supplements. After the date hereof, the Company shall not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement or Prospectus unless and until a copy of such amendment or supplement has been previously furnished to the Representative within a reasonable time period prior to the proposed filing thereof, or as to which the Representative or counsel for the Representative has reasonably objected to orally or in writing, on the ground that such amendment or supplement is incomplete, incorrect or not in compliance with the Act or the Rules and Regulations.

                  6.02. Company's Best Efforts to Cause Registration Statement to Become Effective. The Company shall use its best efforts to cause the Registration Statement and any post-effective amendment subsequently filed to become effective as promptly as reasonably practicable and shall promptly advise the Representative, and shall confirm such advice in writing (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective and when any amendment or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading, and (v) of the refusal to qualify or the suspension of the qualification of the

Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company shall use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

                  6.03. Preparation and Filing of Amendments and Supplements. The Company shall prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel of the Company, as in the opinion of counsel to the Representative and of counsel to the Company may be necessary in connection with the offering or distribution of the Units and shall use its best efforts to cause the same to become effective as promptly as possible.

                  6.04. Blue-Sky Qualification. The Company at its own expense shall, when and as requested by the Representative, use reasonable efforts to qualify the Units and the underlying Common Stock and Warrants as the Representative may determine for sale under the so-called "Blue Sky" laws of the State of New York, and of so many other states as the Representative and the Company may reasonably request, and to continue such qualification in effect so long as required for the purposes of the distribution of the Units and the underlying Common Stock and Warrants.

                  6.05. Financial Statements. The Company, at its own expense, shall prepare and give and shall continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Units and the underlying Common Stock and Warrants may be qualified.

                  6.06. Reports and Financial Statements to the Representative. The Company has engaged Ernst & Young, LLP to prepare the Company's audited financial statements for a period of no less than three (3) years from the Effective Date. During the period of five years from the Closing Date, the Company shall deliver to the Representative, copies of each annual report of the Company, and shall deliver to the Representative: (i) within 90 days after the close of each fiscal year of the Company (or as soon as filed with the Commission, if later), a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, an income statement, a statement of changes in financial condition and an analysis of shareholders' equity covering such fiscal year, and all to be in reasonable detail and including an audit report by independent public accountants for the Company; (ii) within 45 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year (or as soon as filed with the Commission, if later), copies of the unaudited consolidated income statement and statement of changes in financial condition for that period, and the balance sheet as of the end of that period of the Company and its subsidiaries, if any, and the income statement, statement of changes in financial condition and the balance sheet of each unconsolidated subsidiary, if any, of the Company for that period, all subject to year-end adjustment, certified by the principal financial or accounting officer of the Company; (iii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to its security holders, or shall file with the Commission; and (iv) upon request in writing from the Representative, furnish to the Representative such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company and its subsidiaries, if any.

                  6.07. Expenses Paid by the Company. The Company shall pay, whether or not the transaction contemplated hereunder is consummated or this Agreement is prevented from becoming effective or is terminated, all of its costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Units and their issue and delivery to the Representative including all fees incurred in connection with the preparing, printing and delivering the certificates representing the Units and preparing, printing and delivering the warrant certificates for the Representative's Warrants, and all original issue taxes in connection therewith, if any, all transfer taxes, if any, incident to the initial sale of the Units to the public as well as the exercise of the Warrants, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing and filing fees under the Act and with the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, the cost of printing, reproducing and filing all exhibits to the Registration Statement, the underwriting documents and the Selected Dealers Agreement, the cost of printing and furnishing to the Representative copies of the Registration Statement and copies of the Prospectus as herein provided, and the cost of qualifying and maintaining, if necessary, a registration for the Units and the underlying Common Stock and Warrants under the state securities or "Blue Sky" laws as provided in subsection 6.04 herein, including expenses and disbursements of the Representative incurred, if any, in connection with such qualification, the cost of preparing and delivering to the Representative and its counsel three bound volumes containing copies of all correspondence filed with or received from the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and all closing documents, and the full cost of "tombstone" advertisements of at least 5 x 5 inches in publications to be designated by the Representative at a total cost not to exceed $15,000. Additionally, the Company shall undertake the listing of the Company's securities in the appropriate recognized securities manual or manuals published by Standard and Poor Corporation and Moody's Investment Service and shall maintain such listing for a five (5) year period. In the event this Agreement is terminated pursuant to the provisions of Section 10 hereof, or the offering is not consummated for any reason, the Company shall be responsible for reimbursing the Representative only for out-of-pocket expenses on an accountable basis, and any unexpended portions of the previously advanced expense allowance not accounted for shall be reimbursed by the Representative to the Company.

                  6.08. Reports to Shareholders. During the period of five years from the Closing Date, the Company shall, as promptly as possible, not to exceed one hundred and twenty (120) days, after each annual fiscal period, render and distribute reports to its shareholders which shall include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion.

                  6.09. Section 11(a) Financials. The Company shall make generally available to its security holders and shall deliver to the Representative, as soon as practicable, but in no event later than the first day of the sixteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement (as to which no opinion need be rendered but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the Effective date of the Registration Statement.

                  6.10. Post-Effective Availability of Prospectus. Within the time during which the Prospectus is required to be delivered under the Act, the Company shall comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Units.

                  6.11. Application of Proceeds. The Company shall apply the net proceeds from the sale of the Units substantially in the manner set forth in the Registration Statement and Prospectus.

                  6.12. Delivery of Documents. Before the Closing, the Company shall deliver to the Representative the following documents including but not limited to true and correct copies of the articles of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Texas; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement; Director's questionnaires; and true and correct copies of all material contracts to which the Company is a part, other than contracts for the sale of products or services in the normal course of business and all other documents requested in connection with the Representative's due diligence process.

                  6.13. Cooperation with Representative's Due Diligence. At all times prior to the Closing Date, the Company shall cooperate with the Representative in such investigation as the Representative may make or cause to be made of the business and operations of the Company in connection with the purchase and public offering of the Units, and the Company shall make available to the Representative in connection therewith such information in its possession as the Representative may reasonably request. If, during such investigation, counsel for the Representative deems it necessary that an amendment to the Prospectus be filed, the Company shall cause to be filed such amendment, at its own expense, subject to the approval of both its counsel and the counsel for the Representative.

                  6.14. Appointment of Transfer Agent and Warrant Agent. The Company has appointed NORWEST BANK MINNESOTA, N.A. as Transfer Agent for the Units and the Common Stock and Warrants (including the Representative's Warrants). The Company shall not change or terminate such appointment for a period of one year from the Effective Date without proper cause, and if such change is made, shall obtain the reasonable approval of the Representative for the new transfer agent or warrant agent, which consent shall not be unreasonably withheld. The Transfer Agent shall maintain appropriate stock records until 120 days after the expiration date of the Warrants and shall enter into an agreement with the Company to issue Units for all the Representative's Warrants when exercised.

                  6.15. Compliance with Conditions Precedent. The Company shall use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Representative in Section 9 hereof.

                  6.16. Application to NASDAQ. The Company shall, upon request of the Representative, and at its sole expense, and before the Closing Date, apply for entry of the Units, the Common Stock and the Warrants on the NASDAQ automated quotation system, if available, and shall in such event use its best efforts to have same quoted on that system.

                  6.17. Changes and Amendments. The Company agrees to notify the Representative between the Effective Date and the Closing Date of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees as soon as possible thereafter to prepare and furnish to the Representative as many copies as the Representative may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  6.18. Representative's Approval Required. Except with the Representative's approval or as contemplated in the Registration Statement or Prospectus, the Company agrees that the Company shall not do the following until the completion of the offering of the Units:

                         (i) Permit any public or private offering by the
                    Company of additional securities;

                         (ii) Authorize, create, issue, or sell any funded
                    obligations, notes or other evidences of indebtedness, except in the ordinary course of business and within 12 months of their creation;

                         (iii) Consolidate or merge with or into any other
                    corporation; or

                         (iv) Create any mortgage or any lien upon any of its
                    properties or assets except in the ordinary course of its business.

                  6.19. Annual Meetings. For so long as the Company's Units, Common Stock and/or Warrants are registered under the Securities Exchange Act of 1934, as amended, the Company shall hold an annual meeting of shareholders for the election of directors within one hundred and eighty (180) days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, shall provide the Company's securities holders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, as amended, and shall be included in an annual report meeting the requirements of the Rule.

                  6.20. Information for Securities Manuals. Within thirty (30) days after the successful completion of the offering of the Units, the Company agrees to submit updated information about the Company to be included in Standard & Poor's to facilitate secondary trading in the Units and, if applicable, the Common Stock and the Warrants.

                  6.21. Legending of Stock. The Company agrees to cause the requisite Common Stock certificates of all of the current shareholders of the Company holding unregistered stock and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and the contents of the "Lock-Up" letters and to cause the Company's Transfer Agent to put stop transfer instructions against such Common Stock certificates.

                  6.22. Twenty Months Waiting Period. The Company shall not permit, for a period of twenty (20) months from the Closing Date, the Common Stock of the Company held by the shareholders, holding in excess of five (5%) percent of the outstanding shares of the Company prior to the closing date, to be sold, transferred or assigned without the express written consent of the Representative; provided, however, that John van der Hagen shall be permitted to sell, transfer, or assign shares of Common Stock held by him to members of his immediate family provided that any such transferee shall sign and deliver to the Representative a "Lock-Up" letter in the form delivered by John van der Hagen to the Representative at the Closing Date.

                  6.23. Consulting Agreement. The Company shall enter into a Financial Consulting Agreement with the Representative at the Closing Date, the terms of which shall be reasonably acceptable to the Company and shall include the payment of twelve thousand five hundred ($12,500.00) dollars per year for a period of two (2) years, payable twenty-five thousand ($25,000.00) dollars in advance as of the Closing Date.

                  6.24 Right of First Refusal. The Company shall grant the Representative the right of first refusal for all future financings, whether private placements, secondary public financing or other financial transactions of any kind for a period of five (5) years from the Closing Date.


                                    SECTION 7

                                 Indemnification

                  7.01. Indemnification by Company. The Company agrees to indemnify and hold harmless the Representative and any of the several Underwriters and each person, if any, who controls the Representative and the several Underwriters within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities to which each may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or proceeding, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities, litigation and proceedings arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or any amendment thereto or any application or other document filed in order to qualify the Units and the underlying Common Stock and Warrants and to maintain such qualification under the "Blue Sky" or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented by any amendments thereof or supplements thereto that the Company shall have filed with the Commission), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection 7.01 shall not apply to amounts paid in settlement of any such litigation or proceeding if such settlements are effected without the consent of the Company, nor shall it apply to the Representative or any person controlling the Representative or the several Underwriters or any person controlling the several Underwriters in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Representative or the several Underwriters specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Representative or any of the several Underwriters. The Representative agrees within ten days after the receipt by it of written notice of the commencement of any action or proceeding against it or any of the several Underwriters or against any person controlling it or any of the several Underwriters as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this subsection 7.01 to notify the Company in writing of the commencement thereof. The failure of the Representative or any of the several Underwriters so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Representative or any of the several Underwriters or any person controlling them as aforesaid on account of the indemnity agreement contained in this subsection 7.01, but shall not relieve the Company from any other liability which it may have to the Representative or any of the several Underwriters or such controlling persons. In case any such action shall be brought against the Representative or any of the several Underwriters or any such controlling persons and the Representative shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Representative or such controlling person or persons, defendant or defendants in such litigation. The Company agrees to notify the Representative promptly of commencement of any litigation or proceedings against it or any of its officers or directors or controlling persons, of which it may be advised, in connection with the issue and sale of any of its securities and to furnish to the Representative, at its request, copies of all pleadings therein and permit the Representative to be an observer therein and appraise the Representative of all developments therein, all at the Company's expense. Notwithstanding the foregoing, in no event shall the indemnification agreement contained in this subsection 7.01 inure to the benefit of the Representative or the several Underwriters (or any persons controlling such Representative or several Underwriters) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Units upon the public offering to any person by the Representative or the several Underwriters if such losses, claims, damages, liabilities or actions arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in a Preliminary Prospectus and if the Prospectus shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of the Prospectus had not been sent or given to such person at or prior to the confirmation of such sale to him in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 6.03 hereof.

                  7.02. Indemnification by Representative and Underwriters. The Representative and the several Underwriters agree, to the extent of and only to the extent of the gross proceeds received by the Company on the Closing Date, in the same manner as set forth in subsection 7.01 above, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Units and the underlying Common Stock and Warrants and to maintain such qualification under the "Blue Sky" or securities laws thereof, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Representative or the several Underwriters on their behalf specifically for use in connection with the preparation thereof or supplement thereto. The Representative and the several Underwriters shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Representative. In case of commencement of any action in respect of which indemnity may be sought from the Representative and the several Underwriters on account of the indemnity agreement contained in this subsection 7.02, each person agreed to be indemnified by the Representative and the several Underwriters shall have the same obligation to notify the Representative as the Representative has toward the Company in subsection 7.01 above, subject to the same loss of indemnity in the event such notice is not given, and the Representative and the several Underwriters shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at their own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company. The Representative agrees to notify the Company promptly of the commencement of any litigation or proceeding against the Representative or any of the several Underwriters or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and apprise it of all of the developments therein, all at the expense of the Representative and the several Underwriters, and permit the Company to be an observer therein.

                                    SECTION 8

                            Effectiveness of Contract

                  This Contract shall become effective (i) at 10:00 A.M. New York Time, on the first full business day after the Effective Date of the Registration Statement or any amendment thereto, or (ii) upon release by the Representative of the Units for offering after the Effective Date of the Registration Statement or any amendment thereto, whichever shall first occur. The time of the release by the Representative of the Units for offering, for the purposes of this Section 8, shall mean the time of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Units, if any; the receipted hand delivery of copies of the Prospectus relating to the Units; or the time of the first mailing of copies of the Prospectus as supplemented relating to the Units which are subsequently delivered, whichever shall first occur. The Representative agrees to notify the Company immediately after the Representative shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such earlier time than the time specified above, after the Effective Date of the Registration Statement or any amendment thereto, as the Representative may determine by notice to the Company.


                                    SECTION 9

                 Conditions of the Representative's Obligations

                  The Representative's obligations hereunder to buy the Units and to offer the Units for sale and to make payment to the Company hereunder on the Closing Date shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

                  9.01. Effectiveness of Registration Statement. The Registration Statement and any amendments thereto shall have become effective on
or prior to             , New York Time, on             or such later date to
which the Representative may agree. On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor the Prospectus nor any amendment thereto shall have been filed to which counsel to the Representative shall have reasonably objected in writing or have not given its written consent.

                  9.02. Accuracy of Registration Statement. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Representative, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

                  9.03. Casualty and Other Calamity. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance.

                  9.04. Litigation and Other Proceedings. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company other than that set forth in the Registration Statement, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as an entity.

                  9.05. Lack of Material Change. Except as contemplated herein or as set forth in or contemplated by the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement and prior to the Closing Date, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets except in the ordinary course of its business, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise; and at the Closing Date, the capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Units and other than as may be set forth in the Prospectus.

                  9.06. Review by Representative's Counsel. The authorization of the Units, the underlying Common Stock and Warrants, and the Representative's Warrants and the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be satisfactory in all respects to counsel to the Representative.

                  9.07. Opinion of Counsel. The Company (which term shall include any subsidiaries of the Company) shall have furnished to the Representative the opinion, dated the Closing Date, addressed to the Representative, from Mackall, Crounse & Moore, PLC, counsel to the Company, to the effect that based upon a review by it of the Registration Statement, Prospectus, the Company's certificate of incorporation, bylaws and relevant corporate proceedings, and such other investigation by such counsel as it deems necessary to express such opinion:

                         (i) The Company has been duly incorporated and is a
validly existing corporation in good standing under the laws of Texas, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.

                         (ii) The Company, if applicable, is duly qualified or
registered as a foreign corporation in such jurisdictions where the Company has advised such counsel that the transaction of business in which it is engaged or in which its ownership of property requires such qualification or registration and where the failure to so qualify would have a material adverse effect on its operations.

                           (iii)  The Company has authorized and outstanding
Common Stock as set forth in the Registration Statement and Prospectus, and has authorized the issuance of the Units and the underlying Common Stock and Warrants contained in the Units as well as the Representative's Warrants. The Units and the underlying Common Stock and Warrants conform as to legal matters to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Shares of the Company have been duly and validly issued and are fully paid and nonassessable and to the knowledge of counsel contain no preemptive rights; the Units and the underlying Common Stock and Warrants have been and shall be, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement shall be duly and validly issued, fully paid and nonassessable, and shall not be subject to the preemptive rights of any shareholder of the Company.

                           (iv) The Representative's Warrants issued to the
Representative or its designees directly involved in the proposed offering have been duly and validly authorized and issued and are valid and binding instruments enforceable in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or other laws of general application affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies, and except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy or limited by federal or state securities laws.

                           (v)  A sufficient number of Units has been duly
reserved for issuance upon exercise of the Representative's Warrants.

                           (vi) No consents, approvals, authorizations or
orders of agencies, officers or other regulatory authorities are known to such counsel which are necessary for the valid authorization, issue or sale of the Units, the underlying Common Stock and Warrants and the Representative's Warrants hereunder, except as required under the Act or "Blue Sky" or state securities laws.

                            (vii) The issuance and sale of the Units and the
underlying Common Stock and Warrants and the Representative's Warrants and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement shall not conflict with or result in a breach or violation of any of the terms, conditions or provisions of or constitute a default under the certificate of incorporation, or bylaws of the Company, or to the best knowledge of such counsel, except as set forth in the Prospectus or as previously disclosed to you in writing, any note, indenture, mortgage, deed of trust, or other material agreement or instrument known to such counsel including contracts or leases to which the Company is a party or by which the Company or any of its property is bound or, to the best knowledge of such counsel, any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

                           (viii)  The Registration Statement has become
effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act; and the Registration Statement and Prospectus, and each amendment and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder. To the best knowledge of such counsel, there are no material legal or governmental proceedings pending or threatened to which the Company is the subject and no material contracts of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein, or filed, as the case may be.

                           (ix)  This Agreement has been duly authorized and
executed by the Company and constitutes the valid and binding agreement of the Company except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law, or limited by federal or state securities laws), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally.

                           (x)  To the best knowledge of Counsel, there are no
outstanding options, warrants or other rights to purchase Units or Common Stock of the Company other than as described in the Registration Statement.

                           (xi)  In addition, such counsel shall also include a
statement to the effect that, although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus, in connection with such counsel's representation, investigation and due inquiry of the Company in the preparation of the Registration Statement, nothing has come to the attention of such counsel which causes them to believe that the Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except that no opinion need be expressed as to financial statements and financial, statistical and engineering data contained in the Registration Statement or Prospectus).

                           (xii)  Such counsel shall also be permitted to rely,
for questions of Texas law, upon the opinion of local counsel to the Company, admitted to practice in the State of Texas.

                  As to routine factual matters such as the issuance of stock certificates and receipt of payment therefor, the states in which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate officer of the Company and as to factual matters such as the valid incorporation and good standing of the Company, such counsel may rely on the certificate of an appropriate state official.

                  9.08.(a) Accountant's Letter. The Representative shall have received a letter addressed to it and dated the date of the Agreement and the Closing Date, respectively, from Ernst & Young, LLP independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the answer to Item of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2;
(iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including examinations of debt instruments, if any, of the Company set forth under "Capitalization" in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus.

                  9.08.(b) Conformed Copies of Accountant's Letter. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

                  9.09. Officer's Certificate. The Company shall have furnished to the Representative a certificate by the chief executive officer and chief financial officer, dated as of the Closing Date, to the effect that:

                           (i)  The representations and warranties of the
Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii)  The Registration Statement has become
effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                           (iii)  The respective signers have each carefully
examined the Registration Statement and Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth;

                           (iv) Subsequent to the respective dates as of which
information is given in the Registration Statement and Prospectus and prior to the date of such certificate, (a) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of the Company, and
(b) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business;

                           (v)  Subsequent to the respective dates as of which
information is given in the Registration Statement and Prospectus, no dividends or distribution whatever have been declared and/or paid on or with respect to the Common Stock of the Company.

                  9.10. Tender of Delivery of Units. All the Units being offered by the Company and the Representative's Warrants being purchased from the Company by the Representative shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

                  9.11. Closing on Sale of the Units. The Company agrees that the Representative may send notice to the Company of the Closing Date and that the Closing Date shall take place, pursuant to the terms set forth herein.

                  9.12. "Blue Sky" Qualification. The Units shall be qualified in such states as the Representative may reasonably request pursuant to subsection 6.04 and not subject to any stop order or other proceeding on the Closing Date.

                  9.13. Approval of Representative's Counsel. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Representative at least one business day before the Closing Date. The Representative's counsel shall provide a written memorandum stating such closing documents which it deems necessary for its review. Such memorandum shall be delivered five business days before the Closing Date to counsel for the Company.

                  9.14. Officers' Certificate as a Company Representative. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed a representation and warranty by the Company to the Representative as to the statements made therein.

                  9.15. Certificate from Representative. At the Closing the Representative shall provide the Company with a Certificate signed by an officer of the Representative and delivered to the Company or to counsel for the Company setting forth the representations and warranties of the Representative contained herein as of the Closing Date.

                                   SECTION 10

                                   Termination

                  10.01. Termination Because of Non-Compliance. This Agreement may be terminated by the Representative by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the material terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 4, 5 and 9 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing.

                  10.02. Market Out Termination. This Agreement may be terminated by the Representative by notice to the Company at any time if, in the judgment of the Representative, payment for and delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the over-the-counter market or trading in securities generally in such market shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity shall have occurred, or (iii) a material, adverse event affecting the Company that materially impairs the investment quality of the Units shall have occurred.

                  10.03. Effect of Termination Hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to reimburse the Representative only for its out-of-pocket expenses on an accountable basis for all expenses provided to be paid by the Company, as specified in Subsections 4.02 and 6.07 and any costs, expenses, losses, claims, damages and liabilities as specified in Subsection
7.01. The Representative agrees to reimburse the Company for any unexpended portion of any previously advanced expense allowance not accounted for. The Representative and the several Underwriters shall remain liable to pay the costs and expenses, losses, claims, damages and liabilities in subsection 7.02.

                  10.04.(a) Company's Right to Terminate. In the event any action or proceeding pending or threatened against the Representative either in any court of competent jurisdiction, before the NASD, Securities and Exchange Commission or any state securities commission covering its activities as a broker or dealer at any time prior to the Effective

Date hereunder, or in the event there shall be filed by or against it in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Representative to terminate this Agreement without any liability to the Representative of any kind except for the payment of all accountable and expended expenses as provided herein.

                  10.04.(b) At any time after the Closing Date, if the Representative should (i) cease to be a broker-dealer registered with the Commission, (ii) be suspended from such registration for any period of time in excess of 30 days, (iii) cease to be a member of the NASD or other self-regulatory organization or (iv) become subject to a proceeding, action or notification under Section 6 of the Securities Investor Protection Act of 1970, the obligations of the Company under Sections 6.22 and 6.23 hereof shall cease.


                                   SECTION 11

                                     Notice

                  Except as otherwise expressly provided in this Agreement:

                  11.01. Notice to the Company. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be sent by certified mail, return receipt requested, and addressed to the Company as follows:

                                    SURREY, INC.
                                    13110 Trails End Road
                                    Leander, Texas 78641
                                    Attn:   John van der Hagen
                                            Chief Executive Officer

                           copy to: Mackall, Crounse & Moore, PLC
                                    1400 AT&T Tower
                                    901 Marquette Avenue
                                    Minneapolis, MN  55402-1400
                                    Attn:   Elizabeth H. Cobb, Esq.

                  11.02. Notice to the Representative. Whenever notice is required by the provisions of this Agreement to be given to the Representative, such notice shall be sent by certified mail, return receipt requested, and addressed to the Representative at the address set out at the beginning of this Agreement, with a copy to:

                                    Stuart, Coleman & Co., Inc.
                                    11 West 42nd Street, 15th Floor
                                    New York, New York  10036
                                    Attn:   Helene K. Netter, Esq.

                                   SECTION 12

                                  Miscellaneous

                  12.01. Benefit. This Agreement is made solely for the benefit of the Representative, the several Underwriters, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors or assigns" as used in this Agreement shall not include any purchaser, as such, of the Units.

                  12.02. Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Representative or their respective officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Representative contained in Section 7 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Representative or any such officer or director thereof or any controlling person of the Company or the Representative, (ii) delivery of or payment for the Units; or (iii) the Closing Date.

                  12.03. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof shall be governed by the laws of the State of New York.

                  12.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

                                               Very truly yours,

                                               SURREY, INC.

                                               By:
                                                        -----------------------
                                                        John van der Hagen
                                                        Chief Executive Officer

ATTEST:

-----------------------

WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US.



                                             STUART, COLEMAN & CO., INC.  (for
                                             itself and as Representative of
                                             the various Underwriters)

                                             By:
                                                      -------------------------
                                                      Stuart J. Voisin,
                                                      Chairman of the Board

                                   Schedule I


                                  Underwriters


Name of Underwriter                                      Number of Units